UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, the board of directors of CIBER, Inc. (“CIBER” or the “Company”) announced that Peter Cheesbrough is leaving his position as executive vice president, chief financial officer and treasurer of CIBER at the end of April after nine years with the Company to pursue his interest in participating on other public company boards.  Effective April 4, 2011, Claude J. Pumilia has been named executive vice president and chief financial officer and treasurer of CIBER succeeding Mr. Cheesbrough.  A copy of the press release announcing Mr. Pumilia’s appointment as executive vice president, chief financial officer and treasurer and Mr. Cheesbrough’s resignation from those positions effective April 4, 2011, as well as Mr. Cheesbrough’s resignation from the Company’s Board of Directors effective April 29, 2011, is attached as Exhibit 99.1 to this Current Report.

Employment Agreement with Mr. Pumilia

In connection with CIBER’s appointment of Mr. Pumilia as executive vice president, chief financial officer and treasurer, CIBER and Mr. Pumilia entered into CIBER’s Executive Vice President Employment Agreement, dated as of March 7, 2011 (the “Employment Agreement”), which provides for the following:

(i)            a starting base salary of $380,000 annually;

(ii)           a target bonus of 90% of base salary, which bonus may be greater or less than 100% of base salary based upon whether performance targets have been achieved or exceeded;

(iii)          an inducement grant of 600,000 CIBER stock options and 150,000 CIBER restricted stock units (the “RSUs”).  The stock options and RSUs will vest over a four year period, beginning six (6) months after the commencement of Mr. Pumilia’s employment, with the stock options vesting monthly and the RSUs vesting quarterly.  The inducement grant will be made on April 4, 2011 in accordance with the Form of Notice of Grant of Stock Options and Option Agreement and the Form of the Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement attached as Exhibits A and B to the Employment Agreement.

In the event Mr. Pumilia is terminated within twelve (12) months of a change of control of CIBER (as defined in the Employment Agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Pumilia is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include, (i) a pro-rata bonus with respect to the calendar year in which the termination occurred to the extent performance goals related to the bonus have been achieved (to be paid at the same time bonuses are normally paid for the year), (ii) a cash payment equal to eighteen (18) months of Mr. Pumilia’s annual salary and annual bonus at target level in effect on the day of termination, payable after a legal release is signed and effective, (iii) health benefits for eighteen (18) months to the extent that payment of such benefits does not cause CIBER’s health care benefit plans to fail any discrimination testing that may become applicable and (iv) all unvested equity awards held by Mr. Pumilia shall fully vest and must be exercised by Mr. Pumilia by the earlier of (A) the one-year anniversary of the effective date of the termination and (B) the option expiration date.

Upon either Mr. Pumilia’s termination by CIBER without cause, or by Mr. Pumilia for good reason (each term as defined in the Employment Agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Pumilia is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include (i) a pro-rata bonus with respect to the calendar year in which the effective date of termination occurred to the extent performance goals related to the bonus have been achieved (to be paid at the same time bonuses are normally paid for the year), (ii) a cash payment equal to one (1) times Mr. Pumilia’s annual base salary and annual bonus at target level in effect on the day of termination, payable after the release effective date,

(iii) health benefits for twelve (12) months to the extent that payment of such benefits does not cause CIBER’s health care benefit plans to fail any discrimination testing that may become applicable, (iv) all unvested equity awards held by Mr. Pumilia that are scheduled to vest within one (1) year following Mr. Pumilia’s effective date of termination shall fully vest and (v) all vested equity awards must be exercised by Mr. Pumilia by the earlier of (A) the date such cease to be exercisable after a termination of service in accordance with the terms of the CIBER, Inc. 2004 Incentive Plan as amended, or such other plan under which the options or the restricted stock units are issued, and (B) the option expiration date.

Mr. Pumilia is subject to customary non-compete, non-solicitation of clients and no-hire obligations during his employment and for 12 months after termination.

The foregoing description of Mr. Pumilia’s Employment Agreement and inducement grant are qualified in their entirety by reference to the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Mr. Pumilia will be eligible to participate in the CIBER, Inc. 2004 Incentive Plan, as amended and restated as of February 28, 2010.

Mr. Pumilia brings extensive experience in worldwide financial and strategic planning and development, organizational disciplines and metrics to drive performance, business development, market research and competitive analysis to our leadership team.  Prior to joining CIBER, Mr. Pumilia, 43, was appointed in 2007 as the first Chief Financial Officer for the City and County of Denver in Denver, Colorado.  In that position, Mr. Pumilia reported directly to the mayor, was responsible for the 400 person finance team and created the City’s first financial planning and analysis function.  Before he joined the City and County of Denver, Mr. Pumilia was, from 2005 to 2006, the Senior Vice President of Finance and member of the senior leadership team of CA, Inc. (formerly Computer Associates) in New York where he had direct responsibility for the finance function for the world-wide sales organization.  His responsibilities included international controllership, financial planning and analysis, sales operations and strategic acquisitions.  From 2002 to 2005, Mr. Pumilia was Vice President Finance, performing the chief financial officer responsibilities for two divisions of Hewlett-Packard Company (“HP”) in Ft. Collins, CO.  While at HP, Mr. Pumilia was responsible for the worldwide planning function, directly supporting the CFO and investor relations organizations with data and analysis.  He was also responsible for finance and strategic planning as well as the introduction of organizational disciplines and metrics to drive performance to financial objectives.   From 1996 to 2002, Mr. Pumilia held various management positions with Compaq Computer Corporation (“Compaq”) in Houston, TX; although, from 2000 to 2001, he briefly became the Chief Financial Officer and Vice President of Business Development for Emergin.com, an internet startup company providing eCommerce consulting services. During his time at Compaq, Mr. Pumilia had responsibility for business development, strategic planning, market research and competitive analysis functions.  Prior to joining Compaq, Mr. Pumilia held associate positions with McKinsey & Company performing strategy and valuation assignments, with Baker & Botts, LLP representing private and public corporate clients in business transactions, and with Andersen Consulting advising financial and energy clients. Mr. Pumilia holds a Juris Doctor degree from the University of Virginia School of Law and a Bachelor of Arts degree in Economics and Managerial Studies from Rice University.

Mr. Pumilia is not and has not been involved in any related party transactions with CIBER and does not have any family relationships with any other director, executive officer or any persons nominated for such positions.

Transition Agreement with Mr. Cheesbrough

In connection with Mr. Cheesbrough’s departure from the Company as its executive vice president, chief financial officer and treasurer and his resignation as a director of the Company and its subsidiaries, on March 7, 2011, CIBER entered into an Executive Transition Agreement (the “Transition Agreement”) with Mr. Cheesbrough.

The payments and benefits accruing to Mr. Cheesbrough under the Transition Agreement, which will become effective with his separation from the Company on April 29, 2011, are consistent with the payments or benefits to which Mr. Cheesbrough is entitled pursuant to his employment agreement, although the Board has also approved the accelerated vesting of Mr. Cheesbrough’s unvested CIBER stock options and unvested restricted stock units.

The material terms of the Transition Agreement are summarized as follows:

(i)            Mr. Cheesbrough will release the Company from any and all claims against the Company regarding any act or omission occurring on or prior to the date of the Transition Agreement, and the Company will release Mr. Cheesbrough from any and all claims against Mr. Cheesbrough regarding any act or omission relating to Mr. Cheesbrough’s employment with the Company or separation therefrom.

(ii)           Assuming Mr. Cheesbrough complies with certain non-competition and non-solicitation obligations, and provides a legal release to the Company, the Company will pay Mr. Cheesbrough a lump sum payment of $684,000, which is an amount equal to one (1) times his base salary ($360,000) plus one (1) times his annual target cash incentive bonus ($324,000, which is 90% of base salary) on the effective date of termination.

(iii)          The vesting of 29,280 stock options and 89,760 restricted stock units will be accelerated.  Mr. Cheesbrough shall have the earlier of the option expiration date or two (2) years following his Separation Date to exercise his options;

(iv)          The Company will pay health insurance premiums on behalf of Mr. Cheesbrough for up to 12 months following the termination of his employment;

(v)           Mr. Cheesbrough also agreed to certain customary restrictive covenants regarding non-competition and non-solicitation with CIBER and its clients for a period of 12 months beginning with the effective date of termination of his employment with the Company.

The foregoing description of the terms of the Transition Agreement is qualified in its entirety by reference to the Executive Transition Agreement, dated March 7, 2011, between CIBER, Inc. and Peter H. Cheesbrough attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01(d).  Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated March 7, 2011 between CIBER, Inc. and Claude J. Pumilia.
10.2	Executive Transition Agreement dated March 7, 2011 between CIBER, Inc. and Peter H. Cheesbrough.
99.1	Press Release dated March 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: March 10, 2011	By:	/s/ Christopher L. Loffredo
	Name:	Christopher L. Loffredo
	Title:	Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated March 7, 2011 between CIBER, Inc. and Claude J. Pumilia.
10.2	Executive Transition Agreement dated March 7, 2011 between CIBER, Inc. and Peter H. Cheesbrough.
99.1	Press Release dated March 10, 2011.